Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements (Nos. 333-239143, 333‑220063, 333-218299, 333-202574, 333-181623, 333-167937, 333-164361, 333-156029, 333-147636, 333-126000, 333-89180, and 333-89128) on Form S-8 of our report dated March 28, 2025, with respect to the consolidated financial statements of Dillard’s, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Dallas, Texas

March 28, 2025